                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     THE CHERRY CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                             THE CHERRY CORPORATION
                               3600 SUNSET AVENUE
                            WAUKEGAN, ILLINOIS 60087
                                  847-662-9200
                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1996
                               -----------------

To the Stockholders of
  The Cherry Corporation:

      Notice is hereby given that the annual meeting of stockholders of THE CHERRY CORPORATION, a Delaware corporation, will be held at Midlane Country Club, 14565 York House Road, Wadsworth, Illinois, on Wednesday, June 19, 1996, at 4:00 p.m. local time, for the following purposes:

      1. To elect nine directors of the Company to hold office for the ensuing year.

      2. To consider and act upon a proposal to approve the 1996 Employee Stock Purchase Plan.

      3. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on April 26, 1996, as the record date for determination of the holders of shares of the Company's outstanding Class B Common Stock entitled to notice of and to vote at the annual meeting of stockholders. Each holder of Class B Common Stock is entitled to one vote per share on all matters to be voted on at the Annual Meeting.

                                   By Order of the Board of Directors

                                                       [SIG]

                                                    DAN A. KING
                                                     SECRETARY

  May 20, 1996

  PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                             THE CHERRY CORPORATION
                               3600 SUNSET AVENUE
                            WAUKEGAN, ILLINOIS 60087
                                  847-662-9200

                              -------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 1996

                               -----------------

                               VOTING INFORMATION

    This Proxy Statement is being mailed to stockholders of The Cherry Corporation (the "Company") on or about May 20, 1996 and is furnished in connection with the Board of Directors' solicitation of proxies for the annual meeting of stockholders to be held on June 19, 1996, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of proxy which accompanies this Proxy Statement is executed and returned, it may be revoked by the person giving it at any time prior to the voting thereof by written notice to the Secretary, by delivery of a later dated proxy or by requesting to vote in person at the meeting. Without extra compensation, certain directors, officers and employees of the Company may make additional solicitations in person or by telephone or telegraph. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

    The Company has two classes of common stock. They are Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), and Class B Common Stock, par value $1.00 per share ("Class B Common Stock"). The holders of Class B Common Stock are entitled to one vote per share upon each matter submitted to the vote of the stockholders at this annual meeting. The holders of Class A Common Stock will have no voting rights at this annual meeting.

    For purposes of the meeting, a quorum means a majority of the outstanding shares of Class B Common Stock. As of the close of business on April 26, 1996, the record date for stockholders entitled to vote at the annual meeting, there were outstanding 4,728,327 shares of Class B Common Stock, entitled to one vote each. In determining whether a quorum exists at the meeting, all shares represented in person or by proxy will be counted. A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space in the proxy. With respect to the proposal to approve the 1996 Employee Stock Purchase Plan, a stockholder may (i) vote for the proposal, (ii) vote against the proposal or (iii) abstain from voting. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the stockholder, proxies will be voted for the election of all named director nominees, each to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified, and for the proposal to approve the employee stock purchase plan.

    Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will be treated as shares entitled to vote only as indicated below ("broker non-votes"). The affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required in the election of directors and with respect to the proposal for the employee stock purchase plan. Withholding authority to vote for a director nominee will in effect count as a vote against the director nominee. Broker non-votes will have no effect on any proposal at this annual meeting.

    The Board of Directors knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

    Stockholders wishing to include proposals in the Company's proxy statement and form of proxy for the 1997 annual meeting must submit such proposals so that they are received by the Secretary of the Company at its Waukegan address by no later than January 20, 1997.

    The Annual Report to stockholders for the fiscal year ended February 29, 1996, accompanies this Proxy Statement. Additional copies of the Annual Report may be obtained by writing to the Secretary of the Company.

                          STOCK OWNERSHIP INFORMATION

    The table below sets forth certain information as of April 26, 1996, with respect to each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Class B Common Stock and the beneficial ownership of both classes of stock of each director, each executive officer shown in the Summary Compensation Table and all executive officers and directors as a group. Except as set forth below, the address for such person or group is the Company's Waukegan office.

                                                           CLASS A -- NONVOTING                  CLASS B -- VOTING
                                                    ----------------------------------   ----------------------------------
                                                      NUMBER OF SHARES      PERCENT OF     NUMBER OF SHARES      PERCENT OF
                                                        BENEFICIALLY        RESPECTIVE       BENEFICIALLY        RESPECTIVE
                       NAME                                 OWNED             CLASS              OWNED             CLASS
- --------------------------------------------------  ---------------------   ----------   ---------------------   ----------
Peter B. Cherry...................................     2,716,471(a)(b)(c)       35.6%       2,766,985(a)(b)(c)       58.4%
FMR Corporation...................................       852,800                11.2          568,400                12.0
  82 Devonshire Street
  Boston, MA 02109
Robert B. McDermott...............................        25,328(c)            *               32,200               *
Alfred S. Budnick.................................        19,059(c)            *               16,188(c)            *
Klaus D. Lauterbach...............................        11,939(c)            *                9,939               *
Dan A. King.......................................        10,952(c)            *                9,247(c)            *
Walter L. Cherry..................................        52,969(c)(d)         *                2,905(c)(d)         *
Thomas L. Martin, Jr. ............................         2,528(c)            *                2,200               *
Charles W. Denny..................................         1,328(c)            *              --                    --
Peter A. Guglielmi................................           328(c)            *              --                    --
W. Ed Tyler.......................................       --                    --             --                    --
Henry J. West.....................................       --                    --                 500               *
All Executive Officers and Directors
  as a Group (11 persons).........................     2,840,902(c)             37.2        2,840,164(c)             59.9

- ---------
*   Less than 1%

(a) The table includes 397,727 shares of Class A and Class B Common Stock held by trusts for the benefit of Catherine C. Moore, of which Peter B. Cherry and Virgina B. Cherry (his mother) are trustees with the power to vote the Common Stock and to make dispositions. Mrs. Cherry and Mr. Cherry disclaim beneficial ownership.

(b) The table includes 47,911 shares of Class A and Class B Common Stock held by Mr. Cherry's wife as trustee for their children, as to which shares Mr. Cherry disclaims beneficial ownership.

(c) The total number of shares of Class A Common Stock of the Company for officers and directors includes shares held under options exercisable within 60 days as follows: Walter L. Cherry, 2,000; Peter B. Cherry, 6,000; Alfred
    S. Budnick, 7,333; Dan A. King 5,000; Klaus D. Lauterbach, 2,000; Robert B. McDermott, 328; Thomas L. Martin, Jr., 328; Charles W. Denny, 328 and Peter
    A. Guglielmi, 328.
    The total number of shares of Class B Common Stock of the Company for officers and directors includes shares held under options exercisable within 60 days as follows: Walter L. Cherry, 2,000; Peter B. Cherry, 2,000; Alfred
    S. Budnick, 4,500 and Dan A. King, 3,334.

(d) The table includes 25,456 shares of Class A Common Stock and 383 shares of Class B Common Stock held by Mr. Cherry's wife. Mr. Cherry disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

    At the annual meeting of stockholders, nine directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Unless otherwise indicated on the proxy form, it is intended that the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies unless otherwise indicated on the proxy form.

NOMINEES

    The following information concerning the nominees has been furnished by the nominees:

                                                                                                                  FIRST
                                                                  PRINCIPAL OCCUPATION                            YEAR
                                                                 DURING LAST FIVE YEARS                          ELECTED
           NAME                  AGE                            AND OTHER DIRECTORSHIPS                         DIRECTOR
- ---------------------------  -----------  --------------------------------------------------------------------  ---------
Peter B. Cherry............          48   Chairman of the Board and President.                                    1977
Walter L. Cherry...........          79   Development Engineer,  formerly  Chairman  of the  Board  and  Chief    1953
                                           Executive Officer.
Alfred S. Budnick..........          58   Vice  President of the Company and President of Cherry Semiconductor    1977
                                           Corporation.
Thomas L. Martin, Jr. .....          74   President Emeritus of Illinois Institute of Technology.                 1979
Robert B. McDermott........          68   Consultant, formerly partner, law firm  of McDermott, Will &  Emery;    1982
                                           Mr. McDermott is also a director of Maynard Oil Company.
Peter A. Guglielmi.........          53   Director,  since  1993,  and Chief  Financial  Officer,  since 1988,    1993
                                           Tellabs  Inc.  (voice  and   data  communications  equipment   man-
                                           ufacturer),  President, Tellabs International, Inc. since 1993. Mr.
                                           Guglielmi is also a director of Internet Communications Corp.
Charles W. Denny...........          60   President  and   Chief  Executive   Officer,  since   1992,   Groupe    1993
                                           Schneider-North  America,  President and  Chief  Operating Officer,
                                           since 1992, Executive Vice  President, 1991-1992, Square D  Company
                                           (electrical    distribution   and   industrial   control   products
                                           manufacturer). Mr. Denny is also a director of Woodhead Industries,
                                           Inc.
W. Ed Tyler................          43   Executive Vice  President, since  1995,  and Sector  President,  In-    1995
                                           formation Management Sector since 1996, Sector President, Networked
                                           Services  Sector,  1994-1996,  President,  Documentation  Services,
                                           1990-1994, R.R. Donnelley & Sons Co. (printing and printing related services).
Henry J. West..............          53   Group Vice President,  since 1992, The  Marmon Group  (international    1995
                                           association  of  manufacturing  and  service  businesses); formerly
                                           President, Sola Electric Division  of General Signal  (manufacturer of electronic products).

- ---------
    Because of his equity interest in the Company, Mr. Peter B. Cherry may be deemed a "control person" as that term is used under regulations of the Securities and Exchange Commission.

                                  COMPENSATION

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the executive officers named below.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                  -------------
                                                                                    NUMBER OF
                                                                                     SHARES
                                                    ANNUAL COMPENSATION (1)        UNDERLYING         ALL OTHER
                                               ---------------------------------  STOCK OPTIONS   COMPENSATION (2)
         NAME AND PRINCIPAL POSITION             YEAR     SALARY ($)  BONUS ($)        (#)               ($)
- ---------------------------------------------  ---------  ----------  ----------  -------------  -------------------
Peter B. Cherry                                     1996  $  375,871  $   --           12,000         $   3,976
 Chairman of the Board                              1995     348,508      80,000       --                 7,659
 and President                                      1994     301,111      50,000       --                10,743
Alfred S. Budnick                                   1996     231,500      45,000        8,500             5,250
 Vice President of the Company                      1995     216,300     203,518       --                 5,835
 and President of a Subsidiary                      1994     206,250     126,920       --                 7,356
Klaus D. Lauterbach                                 1996     352,448      27,972        6,000            --
 Vice President of the Company                      1995     346,071      48,566       --                --
 and General Manager of a                           1994     286,527      23,728       --                --
 Subsidiary
Dan A. King                                         1996     158,794      --            5,000             3,929
 Vice President of Finance,                         1995     148,294      41,325       --                 7,035
 Secretary and Treasurer                            1994     128,579      31,100       --                 5,362

- ---------
(1) Table excludes perquisites as amounts received do not exceed the lesser of $50,000 or 10% of any of the named officers salary and bonus.

(2) Represents Company contributions under 401(k) and profit sharing plans.

    The table below sets forth certain information with respect to stock options granted under the Company's 1995 Stock Incentive Plan during fiscal 1996 to the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS (1)                            VALUE
                                    ---------------------------------------------------------    AT ASSUMED ANNUAL
                                      NUMBER OF                                                       RATES OF
                                       SHARES         % OF TOTAL                                    STOCK PRICE
                                     UNDERLYING      OPTIONS/SARS                                   APPRECIATION
                                    OPTIONS/SARS      GRANTED TO     EXERCISE OR                FOR OPTION TERM (2)
                                       GRANTED        EMPLOYEES      BASE PRICE   EXPIRATION   ----------------------
                                         (#)        IN FISCAL YEAR    ($/SHARE)      DATE        5%($)       10%($)
                                    -------------  ----------------  -----------  -----------  ----------  ----------
Peter B. Cherry...................       12,000           10.3%       $   15.25      6/15/05   $  115,088  $  291,647
Alfred S. Budnick.................        8,500            7.3%           15.25      6/15/05       81,521     206,583
Klaus D. Lauterbach...............        6,000            5.2%           15.25      6/15/05       57,544     145,823
Dan A. King.......................        5,000            4.3%           15.25      6/15/05       47,953     121,519

- ---------
(1) All options reported were granted on June 15, 1995, and become exercisable in cumulative annual installments of 1/3 of the shares covered thereby on each of the first, second and third anniversaries of the grant date.

(2) The amounts set forth represent the value that would be received by the Named Executive Officer upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's common stock of 5% and 10%, rates prescribed by applicable Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's common stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options.

    The following table sets forth certain information with respect to options exercised by the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                          NUMBER OF
                                                                            SHARES
                                                                          UNDERLYING         VALUE OF
                                                                         UNEXERCISED    UNEXERCISED IN-THE-
                                                                        OPTIONS AT FY-   MONEY OPTIONS AT
                                                              VALUE        END (#)          FY-END ($)
                                      SHARES ACQUIRED ON   REALIZED($)   EXERCISABLE/      EXERCISABLE/
                NAME                     EXERCISE (#)          (1)      UNEXERCISABLE    UNEXERCISABLE (1)
- ------------------------------------  -------------------  -----------  --------------  -------------------
Peter B. Cherry
 Class A............................               0        $       0     2,000/12,000     $   10,250/$0
 Class B............................               0                0     2,000/0          $   10,250/$0
Alfred S. Budnick
 Class A............................               0                0     4,500/8,500      $   21,000/$0
 Class B............................               0                0     4,500/0          $   21,000/$0
Klaus D. Lauterbach
 Class A............................             317            1,981         0/6,000      $        0/$0
 Class B............................             317            1,981         0/0          $        0/$0
Dan A. King
 Class A............................               0                0     3,334/5,000      $   14,587/$0
 Class B............................               0                0     3,334/0          $   14,587/$0

- ---------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise or end of fiscal year multiplied by the applicable number of shares.

BOARD OF DIRECTORS

    The Board of Directors held four meetings in fiscal 1996. All directors were present for at least 75% of the meetings for which they were in office. Non-employee directors are paid an annual fee of $15,000, plus $1,500 for each meeting they attend. Employee directors receive no compensation as such.

    Non-employee directors in office on adjournment of the Company's annual meeting also receive a nonqualified stock option to purchase the number of whole shares of Class A Common Stock equal to the amount of the director's annual fee divided by the fair market value of a share of Class A Common Stock on the date of the annual meeting.

    The Board of Directors has an Audit Committee and a Compensation Committee, each composed of all of the non-employee directors. The Committee Chairman receives $1,500 and the other members receive $500 for each meeting held. The Audit Committee and Compensation Committee held two meetings in fiscal 1996. The Board has no Nominating Committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

    Pursuant to an agreement dated May 26, 1992 between Cherry Semiconductor Corporation (CSC) and Mr. Budnick, CSC has agreed to compensate Mr. Budnick if he is terminated within 5 years subsequent to a change in control of CSC. The agreement provides for a payment of between one to three times Mr. Budnick's annual salary depending upon the amount of time which has lapsed subsequent to the change in control. In general, a change of control occurs if CSC is sold.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company. The Committee is composed of outside directors.

OVERVIEW AND PHILOSOPHY

    The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-run success of the Company. The Russell 3000 (see Performance Graph) includes companies that operate in the industries which the Committee considers. The Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

    The program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees. As of February 29, 1996, options on 179,500 shares of the Company's stock were outstanding and 116,500 options were granted during the fiscal year then ended.

BASE SALARY

    The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. Surveys from outside firms and consultants are used to help determine what is competitive. In making annual adjustments to base salary, the Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

    Annual incentive compensation is ordinarily determined by a formula which considers the return on investment of the Company or its component parts.

LONG-TERM INCENTIVES

    In general, the Committee believes that equity based compensation should form a part of an executive's total compensation package. Incentive stock options are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option was determined by factors similar to those considered in establishing base salary.

OTHER

    Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate. Together with perquisites, these benefits did not exceed 10% of any executive's combined salary and bonus in fiscal 1996.

COMPENSATION FOR THE PRESIDENT (CHIEF EXECUTIVE OFFICER)

    The Committee applies the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation. Peter Cherry did not receive an incentive compensation award for the fiscal year 1996.

    The Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

    This report  is submitted  by the  Compensation Committee  of the  Board  of
Directors:

                       Robert B. McDermott, Chairman
                       Charles W. Denny
                       W. Ed Tyler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Robert McDermott was formerly a partner in the law firm of McDermott, Will & Emery which provides legal services to the Company on a regular basis.

    Walter L. Cherry, a Director of the Company, is an employee of the Company and received $105,000 in fiscal 1996 for his services as an employee.

                               PERFORMANCE GRAPH

    The following performance graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Russell 3000, the Russell 3000 Electrical Equipment Industry and the Russell 3000 Semiconductors/Components Industry indices for the period of five years commencing March 1, 1991 and ending February 29, 1996.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      RUSSELL 3000
           THE CHERRY CORPORATION   RUSSELL 3000       ELECTRICAL                   RUSSELL 3000
                                                     Equipment Industry   Semiconductor/Components Industry
1991                         100.0         100.0                  100.0                               100.0
1992                         181.0         119.1                  120.9                               113.0
1993                         528.6         132.0                  137.3                               132.7
1994                         473.8         144.8                  149.2                               158.3
1995                         586.4         153.4                  167.2                               253.1
1996                         351.7         206.0                  207.1                               299.9

                                                                   1991       1992       1993       1994       1995       1996
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
The Cherry Corporation                                               100.0      181.0      528.6      473.8      586.4      351.7
Russell 3000                                                         100.0      119.1      132.0      144.8      153.4      206.0
Russell 3000 Electrical Equipment Industry                           100.0      120.9      137.3      149.2      167.2      207.1
Russell 3000 Semiconductors/Components Industry                      100.0      113.0      132.7      158.3      253.1      299.9

- ---------
(1) On March 1, 1991, the only publicly-traded equity security of the Company was Common Stock ("Prior Common Stock"). Effective July 12, 1994, the Prior Common Stock was reclassified into Class B Common Stock and effective July 14, 1994, a 100% stock dividend of Class A Common Stock was paid to the holders of the Prior Common Stock. For periods in which more than one class of common stock was outstanding, performance data is based upon a weighted average of the return of each class.

(2) The Company has selected the Russell 3000 Electrical Equipment Industry and Semiconductors/ Components Industry for comparison of total stockholder return. The Company was previously included in the Electrical Equipment Industry index but was moved to the Semiconductors/Components Industry index by the Frank Russell Company. The Company believes that both indices provide a comparison as prescribed by the Securities and Exchange Commission requirements. These industry indices are only computed quarterly on a calendar year basis and therefore the indices shown above for these industries are as of March 31 of the respective years. Although the Company's total return is based upon its fiscal year end of the last day of February, it believes that any difference that may result is not material.

(3) The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                   PROPOSAL TO APPROVE THE CHERRY CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

    The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, on May 10, 1996, the Board of Directors adopted, subject to stockholder approval, The Cherry Corporation 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan"). An aggregate of 400,000 shares of the Company's Class A Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization) (the "Shares") may be sold pursuant to the Stock Purchase Plan, plus any Shares remaining under the Company's 1980 Employee Stock Purchase Plan. The text of the Stock Purchase Plan is attached as Exhibit A to this Proxy Statement. The following is a summary of the material provisions of the Stock Purchase Plan.

ADMINISTRATION AND ELIGIBILITY

    The Stock Purchase Plan is administered by the Compensation Committee (as such is established from time to time) (the "Committee"). The Committee has the authority to make rules and regulations governing the administration of the Stock Purchase Plan.

    All employees of the Company are eligible to participate in the Stock Purchase Plan except that the following may be excluded at the discretion of the
Committee: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is for not more than 5 months per year; and (iii) employees who have been employed for less than two years. As of February 29, 1996, approximately 2,300 employees were eligible to participate in the Stock Purchase Plan.

PARTICIPATION AND TERMS

    An eligible employee may elect to participate in the Stock Purchase Plan as of any Enrollment Date. Enrollment Dates occur on the first day of an offering period of each year. To participate in the Stock Purchase Plan an employee must complete an enrollment and payroll deduction authorization form provided by the Company which indicates the amounts to be deducted from his or her salary and applied to the purchase of the Shares on the Share Purchase Date (as hereinafter defined). The payroll deduction must be within limits set by the Committee.

    A Payroll Deduction Account is established for each participating employee by the Company and all payroll deductions made on behalf of each employee are credited to each such employee's respective Payroll Deduction Account. On the last trading day of each offering period (the "Share Purchase Date"), the amount credited to each participating employee's Payroll Deduction Account is applied to purchase as many whole Shares as may be purchased with such amount at the applicable Purchase Price.

    The Purchase Price for the Shares will not be less than the lesser of 85% of the closing price of shares of Class A Common Stock as reported on the NASDAQ National Market (i) on the last trading day prior to the commencement of the applicable offering period; or (ii) on the Share Purchase Date. The Committee shall have the authority to establish the actual Purchase Price. The Company's previous plan had a discount of 5% and the Company anticipates a similar discount under the Stock Purchase Plan. Employees may purchase Shares through the Stock Purchase Plan only by payroll deductions.

AMENDMENT AND TERMINATION

    The Board of Directors of the Company may amend the Stock Purchase Plan at any time, provided that if stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation Section 240.16b-3 or Section 423 of the Internal Revenue Code (the "Code"), such amendment shall not be effective unless approved by the Company's stockholders within twelve months after the date of adoption by the Board of Directors.

    The Stock Purchase Plan may be terminated by the Board of Directors at any time.

FEDERAL INCOME TAX CONSEQUENCES

    The Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. As a result, an employee participant will pay no federal income tax upon enrolling in the Stock Purchase Plan or upon purchase of the Shares. A participant may recognize income and/or gain or loss upon the sale or other disposition of Shares purchased under the plan, the amount and character of which will depend on whether the Shares are held for two years from the first day of the offering period.

    If the participant sells or otherwise disposes of the Shares within that two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the Shares on the date of purchase over the purchase price and the Company will be entitled to a tax deduction for the same amount.

    If the participant sells or otherwise disposes of the Shares after holding the Shares for the two-year period, the participant will recognize ordinary income at the time in an amount equal to the lesser of (i) the excess of the market price of the Shares on the first day of the offering period over the Purchase Price, or (ii) the excess of the market price of the Shares at the time of disposition over the purchase price. The Company will not be entitled to any tax deduction with respect to Shares purchased under the plan if the Shares are held for the requisite two-year period.

    The employee may also recognize capital gain or loss at the time of disposition of the Shares, either short-term or long-term, depending on the holding period for the Shares.

OTHER INFORMATION

    The Stock Purchase Plan is intended to go into effect on January 1, 1997. As of May 10, 1996, the closing price of the Company's Class A Common Stock was $11.75.

    The affirmative vote of holders of a majority of the Shares of Class B Common Stock represented and entitled to vote at the meeting is required for approval of the Stock Purchase Plan. Abstentions will count as a vote against the proposal but broker/nonvotes will have no effect.

    The Board of Directors believes that the Stock Purchase Plan is in the best interests of the Company and its stockholders and therefore recommends a vote "FOR" this proposal.

                             ACCOUNTING INFORMATION

    Selection of the independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's Independent Public Accountants for fiscal year ended February 29, 1996, were Arthur Andersen LLP. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Arthur Andersen LLP is expected to have representatives at the annual meeting of stockholders who will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

                                          By Order of the Board of Directors

                                                       DAN A. KING
                                                        SECRETARY
May 20, 1996

                                   EXHIBIT A
                             THE CHERRY CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE. The Cherry Corporation, a Delaware corporation (the "Company"), hereby adopts this Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase shares of the Class A nonvoting stock ("Class A Stock") of the Company through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's stockholders.

    2. SHARES SUBJECT TO PLAN. An aggregate of 400,000 shares (the "Shares") of Class A Stock of the Company may be sold pursuant to the Plan, plus any shares remaining under the Company's 1980 Employee Stock Purchase Plan. Such Shares may be authorized but unissued shares, treasury shares or shares purchased in the open market. If there is any change in the outstanding shares of Class A Stock by reason of a stock dividend or distribution, stock split, recapitalization, combination or exchange of shares, or a merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

    3. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, none of whom shall participate in the Plan and all of whom shall qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Shares made available hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

    4. ELIGIBILITY. All employees of the Company, and of each qualified subsidiary of the Company designated for participation by the Board of Directors, shall be eligible to participate in the Plan, provided, however, that the Committee in its discretion may exclude:

        (a) employees whose customary employment is 20 hours or less per week;

        (b) employees whose customary employment is for not more than 5 months per year; and

        (c) employees who have been employed for less than two years.

    For the purposes of this Plan, the term "qualified subsidiary" means any subsidiary, 50% or more of the total combined voting power of all classes of stock which is now owned or hereafter acquired by the Company or any such qualified subsidiary.

    5. PARTICIPATION. An eligible employee may elect to participate in the Plan as of any "Enrollment Date". Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding to the Company an enrollment and payroll deduction authorization form prior to such Enrollment Date, authorizing payroll deductions in such amount as the employee may request but in no event less than the minimum nor more than the maximum amount as the Committee shall determine. A participating employee may increase or decrease his payroll deductions as of any subsequent Enrollment Date by completing and forwarding to the Company a revised payroll deduction authorization form; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions below the minimum or above the maximum amount specified by the Committee. An eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date except by withdrawing from the Plan as provided in paragraph 7.

    6. PAYROLL DEDUCTION ACCOUNTS. The Company shall establish on its books and records a "Payroll Deduction Account" for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

    7. WITHDRAWALS. An employee may withdraw from an Offering Period at any time by completing and forwarding a written notice to the Company. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period, and such employee may not again be eligible to participate in the Plan until the subsequent Enrollment Date. Amounts credited to the Payroll Deduction Account of any employee who withdraws shall be refunded to the employee as soon as practicable after the withdrawal.

    8. OFFERING PERIODS. The Plan shall be implemented by consecutive twelve-month Offering Periods with a new Offering Period commencing on the first trading day on or after the first day of each January during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination in accordance with paragraph 17 hereof. The first Offering Period hereunder shall commence on January 1, 1997. "Trading day" shall mean a day on which the NASDAQ National Market System is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the "Share Purchase Dates") on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Shares determined under paragraph 9(a). Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares

        (a) to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

        (b) which would permit an employee's rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 in fair market value for each calendar year.

    For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

    9.  PURCHASE OF SHARES.

        (a) Subject to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall purchase as many whole Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account seven days prior to the Share Purchase Date (or such other date as the Committee shall determine) (the "Cutoff Date"). Employees may purchase Shares only through payroll deductions, and cash contributions shall not be permitted.

        (b) The "Purchase Price" for Shares purchased under the Plan shall be not less than the lesser of (i) an amount equal to 85% of the closing price of shares of the Class A Stock on the last trading prior to the commencement of the Offering Period or (ii) an amount equal to 85% of the closing price of shares of the Class A Stock on the Share Purchase Date. For these purposes, the closing price shall be as reported on the NASDAQ National Market System in the WALL STREET JOURNAL, Midwest Edition. The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Code.

        (c) On each Share Purchase Date, the amount credited to each participating employee's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole Shares as may be purchased with such amount at the applicable Purchase Price. Any amount remaining in an employee's Payroll Deduction Account as of the relevant Cutoff Date in excess of the amount that may properly be applied to the purchase of Shares shall be refunded to the employee as soon as practicable.

    10. BROKERAGE ACCOUNTS OR PLAN SHARE ACCOUNTS. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee's brokerage or Plan share account ("Plan Share Account") in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship.

    11. RIGHTS AS STOCKHOLDER. An employee shall have no stockholder rights with respect to Shares subject to any purchase rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date.

    12. CERTIFICATES. Certificates for Shares purchased under the Plan will not be issued automatically. However, certificates for whole Shares purchased may be issued as soon as practicable following an employee's written request. The Company may make a reasonable charge for the issuance of such certificates. Fractional interests in Shares shall be carried forward in an employee's Plan Share Account until they equal one whole Share or until the termination of the employee's participation in the Plan, in which event an amount in cash equal to the value of such fractional interest shall be paid to the employee in cash.

    13. TERMINATION OF EMPLOYMENT. If a participating employee's employment is terminated for any reason, if an employee dies, if an employee becomes disabled or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee's Payroll Deduction Account shall be refunded as soon as practicable.

    14. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the employee.

    15. EMPLOYMENT RIGHTS. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary. Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a participating employee's employment at any time or give to an employee any right to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

    16. APPLICATION OF FUNDS. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

    17. AMENDMENTS AND TERMINATION. The Board of Directors may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by stockholder vote if stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation Section 240.16b-3 or Section 423 of the Internal Revenue Code. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the participating employees.

    18. APPLICABLE LAWS. This Plan, and all rights granted hereunder, are intended to meet the requirements of an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

    19. EXPENSES. Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares in the open market for sale to participating employees, shall be borne by the Company and its subsidiaries.

    20. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors on May 10, 1996, subject to stockholder approval. The Plan and any action taken hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

                                THE CHERRY CORPORATION

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

1.  Election of Directors

    Walter L. Cherry, Peter B. Cherry, Alfred S. Budnick,
    Thomas L. Martin, Jr., Robert B. McDermott,
    Peter A. Guglielmi, Charles W. Denny, W. Ed Tyler,
    Henry J. West

         FOR all nominees listed  WITHHOLD AUTHORITY
                below (except as  to vote for all nominees
         marked to the contrary)  listed below
                         / /          / /

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

    ---------------------------------------------
                                                        For   Against   Abstain

2.  Approval of 1996 Employee Stock Purchase Plan       / /    / /       / /


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(IF THE STOCK IS REGISTERED IN THE NAME OF MORE THAN ONE PERSON, THE PROXY SHOULD BE SIGNED BY ALL NAMED HOLDERS. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE OFFICIAL, ETC., PLEASE GIVE FULL TITLE AS SUCH.)


                                        (Signature)
- ----------------------------------------

DATED:                                  , 1996
      ----------------------------------

                                        (Signature)
- ----------------------------------------

                                                                           PROXY
                                THE CHERRY CORPORATION
                     3600 SUNSET AVENUE, WAUKEGAN, ILLINOIS 60087

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Walter L. Cherry and Peter B. Cherry, and each of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Class B Common Stock in The Cherry Corporation at the annual meeting of stockholders of The Cherry Corporation to be held on Wednesday June 19, 1996, and at any adjournment thereof, with the same authority as if the undersigned were personally present.
THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.



                       (Please date and sign on reverse side.)